Exhibit 99.1
CVR Refining Reports 2015 Fourth Quarter and Full Year Results

SUGAR LAND, Texas (Feb. 18, 2016) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $291.2 million on net sales of $5,161.9 million for full year 2015, compared to net income of $358.7 million on net sales of $8,829.7 million for full year 2014. Adjusted EBITDA, a non-GAAP financial measure, for full year 2015 was $602.0 million, compared to adjusted EBITDA of $621.6 million for the previous year.

For the fourth quarter of 2015, the company reported a net loss of $122.2 million on net sales of $948.3 million, compared to a net loss of $108.5 million on net sales of $1,772.8 million for the fourth quarter of 2014. Net income for the 2015 fourth quarter was negatively impacted by the downtime associated with a major scheduled turnaround at the Coffeyville refinery.

Fourth quarter 2015 adjusted EBITDA was $16.4 million compared to adjusted EBITDA of $104.6 million for the 2014 fourth quarter.

“As expected, our fourth quarter results were impacted by the downtime associated with the scheduled turnaround at the Coffeyville refinery as well as narrowing crack spreads,” said Jack Lipinski, chief executive officer.

Consolidated Operations

Fourth quarter 2015 throughputs of crude oil and all other feedstocks and blendstocks totaled 172,364 barrels per day (bpd). Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 212,263 bpd for the same period in 2014.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $8.96 in the 2015 fourth quarter, compared to $11.28 during the same period in 2014. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the 2015 fourth quarter were $12.34, compared to $5.76 in the fourth quarter of 2014.

Distributions

As a result of the downtime associated with the Coffeyville turnaround and narrowing crack spreads during the 2015 fourth quarter, CVR Refining will not pay a cash distribution for the quarter. CVR Refining’s cumulative cash distributions paid or declared for the 2015 full year were $2.75 per common unit.

CVR Refining, LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Fourth Quarter 2015 Earnings Conference Call

CVR Refining previously announced that it will host its fourth quarter 2015 Earnings Conference Call for analysts and investors on Thursday, Feb. 18, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/13079. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/13079. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13629394.

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Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 336 miles of active owned and leased pipelines, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately seven million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contacts:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
(281) 207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the statement of operations and cash flow data for the year ended December 31, 2014 and the balance sheet data as of December 31, 2014).

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$948.3	$1,772.8	$5,161.9	$8,829.7
Cost of product sold	842.8	1,723.8	4,143.6	8,013.4
Direct operating expenses	188.7	112.9	478.5	416.0
Flood insurance recovery	—	—	(27.3)	—
Selling, general and administrative expenses	20.2	16.8	75.2	70.6
Depreciation and amortization	32.1	32.6	130.2	122.5
Operating income (loss)	(135.5)	(113.3)	361.7	207.2
Interest expense and other financing costs	(10.5)	(9.7)	(42.6)	(34.2)
Interest income	0.1	0.1	0.4	0.3
Gain (loss) on derivatives, net	23.6	14.5	(28.6)	185.6
Other income (expense), net	0.1	(0.1)	0.3	(0.2)
Income (loss) before income tax expense	(122.2)	(108.5)	291.2	358.7
Income tax expense	—	—	—	—
Net income (loss)	$(122.2)	$(108.5)	$291.2	$358.7

Net income (loss) per common unit - basic	$(0.83)	$(0.73)	$1.97	$2.43
Net income (loss) per common unit - diluted	$(0.83)	$(0.73)	$1.97	$2.43

Adjusted EBITDA*	$16.4	$104.6	$602.0	$621.6
Available cash for distribution*	$(3.7)	$54.7	$402.0	$421.5

Weighted average, number of common units outstanding (in thousands):
Basic	147,600	147,600	147,600	147,600
Diluted	147,600	147,600	147,600	147,600

*    See “Use of Non-GAAP Financial Measures” below.

	As of December 31, 2015	As of December 31, 2014
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$187.3	$370.2
Working capital	298.4	504.5
Total assets	2,195.2	2,417.8
Total debt, including current portion	580.0	581.4
Total partners’ capital	1,281.4	1,450.1

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$(93.2)	$128.1	$473.7	$715.8
Investing activities	(71.2)	(37.1)	(194.7)	(191.2)
Financing activities	(149.4)	(80.0)	(461.9)	(434.2)
Net cash flow	$(313.8)	$11.0	$(182.9)	$90.4

Capital expenditures for property, plant and equipment	$71.1	$37.1	$194.7	$191.3

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$7.16	$2.71	$14.45	$11.38
FIFO impact (favorable) unfavorable	1.80	8.57	0.86	2.24
Refining margin adjusted for FIFO impact*	8.96	11.28	15.31	13.62
Gross profit (loss)*	(7.82)	(5.35)	6.20	3.87
Gross profit (loss) excluding flood insurance recovery*	(7.82)	(5.35)	5.81	3.87
Direct operating expenses and major scheduled turnaround expenses	12.81	6.26	6.79	5.80
Direct operating expenses excluding major scheduled turnaround expenses	7.04	6.19	5.34	5.70
Direct operating expenses and major scheduled turnaround expenses per barrel sold	12.34	5.76	6.40	5.44
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$6.79	$5.69	$5.04	$5.35
Barrels sold (barrels per day)	166,168	213,256	204,708	209,669

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	151,215	87.7%	181,063	85.3%	176,097	86.0%	179,059	86.2%
Medium	209	0.1%	3,383	1.6%	2,460	1.2%	2,022	1.0%
Heavy sour	8,715	5.1%	11,700	5.5%	14,520	7.1%	15,464	7.4%
Total crude oil throughput	160,139	92.9%	196,146	92.4%	193,077	94.3%	196,545	94.6%
All other feedstocks and blendstocks	12,225	7.1%	16,117	7.6%	11,672	5.7%	11,284	5.4%
Total throughput	172,364	100.0%	212,263	100.0%	204,749	100.0%	207,829	100.0%
Production:
Gasoline	80,111	46.3%	107,158	50.1%	99,961	48.5%	102,275	48.9%
Distillate	70,201	40.6%	88,119	41.2%	85,953	41.7%	87,639	41.9%
Other (excluding internally produced fuel)	22,638	13.1%	18,526	8.7%	20,074	9.8%	19,149	9.2%
Total refining production (excluding internally produced fuel)	172,950	100.0%	213,803	100.0%	205,988	100.0%	209,063	100.0%
Product price (dollars per gallon):
Gasoline	$1.32		$1.93		$1.61		$2.53
Distillate	1.34		2.40		1.62		2.81

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$42.16	$73.20	$48.76	$92.91
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.35	2.19	(0.28)	5.95
WTI less WCS (heavy sour)	14.45	15.42	13.20	18.48
NYMEX Crack Spreads:
Gasoline	12.79	9.83	19.89	17.29
Heating Oil	15.21	24.12	20.93	23.59
NYMEX 2-1-1 Crack Spread	14.00	16.97	20.41	20.44
PADD II Group 3 Product Basis:
Gasoline	0.26	(2.92)	(2.12)	(4.45)
Ultra Low Sulfur Diesel	(0.44)	3.51	(2.02)	0.75
PADD II Group 3 Product Crack Spread:
Gasoline	13.05	6.91	17.76	12.84
Ultra Low Sulfur Diesel	14.76	27.63	18.91	24.34
PADD II Group 3 2-1-1	13.91	17.27	18.34	18.59

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$522.6	$1,214.2	$3,220.6	$5,755.5
Cost of product sold	490.5	1,186.3	2,626.1	5,254.9
Refining margin*	32.1	27.9	594.5	500.6
Direct operating expenses	53.5	54.4	209.1	223.6
Major scheduled turnaround expenses	84.9	—	102.2	5.5
Flood insurance recovery	—	—	(27.3)	—
Depreciation and amortization	17.5	19.2	72.1	73.6
Gross profit (loss)*	$(123.8)	$(45.7)	$238.4	$197.9

Refining margin adjusted for FIFO impact*	$49.5	$139.7	$632.5	$615.8

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$4.52	$2.39	$14.37	$11.46
FIFO impact (favorable) unfavorable	2.45	9.58	0.92	2.64
Refining margin adjusted for FIFO impact*	6.97	11.97	15.29	14.10
Gross profit (loss)*	(17.42)	(3.91)	5.77	4.53
Gross profit (loss) excluding flood insurance recovery*	(17.42)	(3.91)	5.11	4.53
Direct operating expenses and major scheduled turnaround expenses	19.48	4.66	7.53	5.24
Direct operating expenses excluding major scheduled turnaround expenses	7.53	4.66	5.06	5.12
Direct operating expenses and major scheduled turnaround expenses per barrel sold	18.46	4.10	6.92	4.73
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$7.14	$4.10	$4.65	$4.61
Barrels sold (barrels per day)	81,484	144,151	123,279	132,791

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	68,452	80.7%	111,791	80.2%	96,727	79.5%	103,018	80.0%
Medium	57	0.1%	3,383	2.4%	2,058	1.7%	1,222	1.0%
Heavy sour	8,715	10.3%	11,700	8.4%	14,520	11.9%	15,464	12.0%
Total crude oil throughput	77,224	91.1%	126,874	91.0%	113,305	93.1%	119,704	93.0%
All other feedstocks and blendstocks	7,540	8.9%	12,510	9.0%	8,400	6.9%	9,047	7.0%
Total throughput	84,764	100.0%	139,384	100.0%	121,705	100.0%	128,751	100.0%
Production:
Gasoline	36,493	42.1%	71,045	49.8%	57,815	46.5%	64,002	48.6%
Distillate	35,588	41.0%	60,448	42.4%	53,136	42.7%	56,381	42.8%
Other (excluding internally produced fuel)	14,655	16.9%	11,206	7.8%	13,503	10.8%	11,314	8.6%
Total refining production (excluding internally produced fuel)	86,736	100.0%	142,699	100.0%	124,454	100.0%	131,697	100.0%

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$424.6	$557.5	$1,936.9	$3,069.8
Cost of product sold	351.8	537.1	1,516.3	2,758.1
Refining margin*	72.8	20.4	420.6	311.7
Direct operating expenses	49.2	57.1	166.2	185.5
Major scheduled turnaround expenses	—	1.3	—	1.3
Depreciation and amortization	12.6	11.5	50.2	41.8
Gross profit (loss)*	$11.0	$(49.5)	$204.2	$83.1

Refining margin adjusted for FIFO impact*	$82.0	$63.2	$442.9	$357.3

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$9.54	$3.20	$14.44	$11.11
FIFO impact (favorable) unfavorable	1.20	6.72	0.77	1.63
Refining margin adjusted for FIFO impact*	10.74	9.92	15.21	12.74
Gross profit (loss)*	1.44	(7.78)	7.01	2.96
Direct operating expenses and major scheduled turnaround expenses	6.44	9.17	5.71	6.66
Direct operating expenses excluding major scheduled turnaround expenses	6.44	8.96	5.71	6.61
Direct operating expenses and major scheduled turnaround expenses per barrel sold	6.31	9.19	5.59	6.66
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$6.31	$8.98	$5.59	$6.61
Barrels sold (barrels per day)	84,684	69,105	81,429	76,878

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	82,763	94.5%	69,272	95.1%	79,370	95.6%	76,041	96.2%
Medium	152	0.2%	—	—%	402	0.5%	800	1.0%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	82,915	94.7%	69,272	95.1%	79,772	96.1%	76,841	97.2%
All other feedstocks and blendstocks	4,685	5.3%	3,607	4.9%	3,272	3.9%	2,237	2.8%
Total throughput	87,600	100.0%	72,879	100.0%	83,044	100.0%	79,078	100.0%
Production:
Gasoline	43,618	50.6%	36,113	50.8%	42,146	51.7%	38,273	49.5%
Distillate	34,613	40.1%	27,671	38.9%	32,817	40.2%	31,258	40.4%
Other (excluding internally produced fuel)	7,983	9.3%	7,320	10.3%	6,571	8.1%	7,835	10.1%
Total refining production (excluding internally produced fuel)	86,214	100.0%	71,104	100.0%	81,534	100.0%	77,366	100.0%
________________________________

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses, flood insurance recovery and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income (loss). Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses; (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts and (vii) flood insurance recovery. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months and years ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions)
Net income (loss)	$(122.2)	$(108.5)	$291.2	$358.7
Add:
Interest expense and other financing costs, net of interest income	10.4	9.6	42.2	33.9
Income tax expense	—	—	—	—
Depreciation and amortization	32.1	32.6	130.2	122.5
EBITDA	(79.7)	(66.3)	463.6	515.1
Add:
FIFO impact (favorable) unfavorable	26.6	154.6	60.3	160.8
Share-based compensation, non-cash	0.1	0.5	0.6	2.3
Major scheduled turnaround expenses	84.9	1.3	102.2	6.8
(Gain) loss on derivatives, net	(23.6)	(14.5)	28.6	(185.6)
Current period settlements on derivative contracts(1)	8.1	29.0	(26.0)	122.2
Flood insurance recovery(2)	—	—	(27.3)	—
Adjusted EBITDA	$16.4	$104.6	$602.0	$621.6
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(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

(2)
Represents an insurance recovery from Coffeyville Resources Refining and Marketing, LLC’s environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

The Partnership’s available cash equaled Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
	(in millions, except per unit data)
Reconciliation of Adjusted EBITDA to Available cash for distribution
Adjusted EBITDA	$16.4	$602.0
Adjustments:
Less:
Cash needs for debt service	(10.0)	(40.0)
Reserves for environmental and maintenance capital expenditures	(31.3)	(125.0)
Reserves for major scheduled turnaround expenses	(8.8)	(35.0)
Reserves for future operating needs	—	(30.0)
Add:
Release of previously established cash reserves	30.0	30.0
Available cash for distribution	$(3.7)	$402.0

Available cash for distribution, per unit	$(0.03)	$2.72
Distribution declared, per unit	$—	$2.75
Common units outstanding (in thousands)	147,600	147,600

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of December 31, 2015. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of December 31, 2015 the open commodity swap positions below were comprised of 100.0% distillate crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
First Quarter 2016	615,000	$29.01
Second Quarter 2016	615,000	29.01
Third Quarter 2016	615,000	29.01
Fourth Quarter 2016	615,000	29.01

Total	2,460,000	$29.01
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(1)	Weighted-average price of all positions for period indicated.

Q1 2016 Outlook. The table below summarizes our outlook for certain refining statistics for the first quarter of 2016. See “forward looking statements.”

	Q1 2016
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	170,000	180,000
Total refining production (bpd)	180,000	195,000